Exhibit 24.1

F.N.B. CORPORATION

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of F.N.B. Corporation, a corporation organized under the laws of the State of Florida (the “Corporation”), hereby constitute and appoint Vincent J. Delie, Jr. and Vincent J. Calabrese, Jr., and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and to affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a registration statement (the “Registration Statement”) on Form S-8 or any other appropriate form, and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of such number of shares of the Corporation’s common stock, par value $0.01 per share, as the Corporation may determine to include in the Registration Statement or any amendment thereto, and an indeterminate number of plan interests associated therewith, to be issued pursuant to the F.N.B. Corporation Progress Savings 401(k) Plan, granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand as of the date specified.

Signature	Title	Date

/s/ William B. Campbell William B. Campbell	Director	December 19, 2012

/s/ James D. Chiafullo James D. Chiafullo	Director	December 19, 2012

Signature	Title	Date

/s/ Vincent J. Delie, Jr. Vincent J. Delie, Jr.	President, Chief Executive Officer and a Director (principal executive officer)	December 19, 2012

/s/ Philip E. Gingerich Philip E. Gingerich	Director	December 19, 2012

/s/ Robert B. Goldstein Robert B. Goldstein	Director	December 19, 2012

/s/ Stephen J. Gurgovits Stephen J. Gurgovits	Chairman of the Board and a Director	December 19, 2012

/s/ Dawne S. Hickton Dawne S. Hickton	Director	December 19, 2012

/s/ David J. Malone David J. Malone	Director	December 19, 2012

/s/ D. Stephen Martz D. Stephen Martz	Director	December 19, 2012

/s/ Robert J. McCarthy, Jr. Robert J. McCarthy, Jr.	Director	December 19, 2012

/s/ Harry F. Radcliffe Harry F. Radcliffe	Director	December 19, 2012

/s/ Arthur J. Rooney, II Arthur J. Rooney, II	Director	December 19, 2012

/s/ John W. Rose John W. Rose	Director	December 19, 2012

/s/ Stanton R. Sheetz Stanton R. Sheetz	Director	December 19, 2012

/s/ William J. Strimbu William J. Strimbu	Director	December 19, 2012

Signature	Title	Date

/s/ Earl K. Wahl, Jr. Earl K. Wahl, Jr.	Director	December 19, 2012

/s/ Vincent J. Calabrese, Jr. Vincent J. Calabrese, Jr.	Chief Financial Officer (principal financial officer)	December 19, 2012

/s/ Timothy G. Rubritz Timothy G. Rubritz	Corporate Controller and Senior Vice President (principal accounting officer)	December 19, 2012